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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
HBC Acquisition Corporation

        We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 2, of our report dated September 6, 2011, relating to the balance sheet of HBC Acquisition Corporation (a development stage company) as of August 17, 2011, and the related statements of operations, changes in stockholder's equity and cash flows for the period from August 2, 2011 (date of inception) to August 17, 2011, and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
December 16, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM